Contact:

Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com

FOR IMMEDIATE RELEASE

HYPERCOM CORPORATION ANNOUNCES DISMISSAL OF SECURITIES CLASS ACTION COMPLAINT

PHOENIX, January 26, 2006—Hypercom Corporation (NYSE: HYC) today announced that Judge Neil Wake of the U.S. District Court for the District of Arizona has entered an Order dismissing the amended class action complaint that was initially filed in 2005 alleging securities violations by Hypercom and two former executives. The complaint related to Hypercom’s restatement of its financial statements for the first three quarters of 2004 because certain terminal leases generated by a Hypercom subsidiary in the U.K. were accounted for as sales-type leases, rather than operating leases. In its January 24, 2006 Order dismissing the complaint, the Court stated that the plaintiffs failed to plead particularized facts establishing a strong inference that the Company and the other defendants acted with scienter, as required by the Private Securities Litigation Reform Act of 1995.

Under the terms of the Court’s Order, the complaint was dismissed without prejudice and the plaintiffs will have 30 days, or until February 23, 2006, to file a further amended complaint in an attempt to cure the deficiency.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation (NYSE: HYC) delivers a full suite of high security, end-to-end electronic payment products and services. The company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.

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Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the results of pending litigation. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are the ultimate resolution of current litigation matters, including the shareholder class action and a shareholder derivative action, on our business, as well as assumptions related to the foregoing.

Hypercom is a registered trademark of Hypercom Corporation. HYCF